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                                                                     Exhibit 6.9

                                   TERM SHEET
                                      FOR
                         RESTATEMENT OF PROMISSORY NOTE
                                     DATED
                                 JUNE 20, 1997


         Kosti Shirvanian, President of the Shirvanian Family Investment Trust ("Holder"), hereby agrees to restate that certain promissory note dated June 20, 1997 and modified on May 22, 1998, for $100,000.00 executed by Satellite Control Technologies.

         1.  Principal Amount: $100,000.00

         2.  Maturity Date: April 12, 2000

         3.  Interest Rate: 10% per annum from June 20, 1997 until paid

         4. All provisions related to Holder's right convert all or a portion of the indebtedness for shares of common stock of the company are to be deleted.

         5.  The indebtedness shall be unsecured.


         Dated: March 22, 2000

                                            /s/ Kosti Shirvanian
                                            -------------------------
                                                Kosti Shirvanian,
                                                Trustee